    EXHIBIT  99.1

For Immediate Release

Vault Technology withdraws Letter of Intent to Acquire Digital Media Invention, LLC

Fort Lauderdale, Florida – December 17, 2008 - Vault Technology, Inc. (OTCBB: VULT) today announced that it has withdrawn its Non-Binding letter of intent to acquire all member interest in Digital Media Invention, LLC that was previously announced on October 8th, 2008.

“While expanding our discussions and review we determined that continuing with the Digital Media acquisition would not be a good fit long term for Vault” said Nick Arroyo, President and CEO of Vault Technology.  We continue to move forward with our other acquisition plans”, added Arroyo.

About Vault Technology, Inc.

Vault Technology, Inc. is a full service audio visual integration firm that serves the education, government, and commercial market place. We provide multimedia consulting, complete classroom, boardroom, and conference room design and installation of audiovisual products and sound system design and installation.  We are exploring acquiring several operating entities that deliver products and services related to audiovisual systems integration, home theater systems and digital media.  If you would like additional information on Vault Technology, Inc.  please contact us at our corporate offices.

Safe Harbor Statement
This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “will,” “expects,” and other terms with similar meaning. Forward-looking statements are based on current beliefs, assumptions and expectations and speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations.  We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or any other reason.

CONTACT:
Vault Technology, Inc.
4901 NW 17th Way, Suite 405
Fort Lauderdale, FL 33309
Phone:  954-492-9200
Fax:        954-492-9639
Email contact:  info@vaulttechnology.com
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